Exhibit 15.2

34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China

Telephone: (86-10) 5809-1000 Facsimile: (86-10) 5809-1100

To: Hello Group Inc. (the “Company”)

20th Floor, Block B

Tower 2, Wangjing SOHO

No. 1 Futongdong Street

Chaoyang District, Beijing 100102

People’s Republic of China

April 28, 2026

Dear Sir/Madam:

We have acted as legal advisors as to the laws of the People’s Republic of China to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the fiscal year ended December 31, 2025 and any amendments thereto, or the Annual Report. We hereby consent to the use and reference of our name and our opinions and views under the heading “Item 3. Key Information,” and “Item 4. Information on the Company—C. Organizational Structure,” in the Annual Report, which will be filed with the SEC in the month of April 2026. We further consent to the incorporation by reference of the summaries of our opinions in the Annual Report into the Company’s registration statement on Form S-8 (File No. 333-201769) dated January 30, 2015, pertaining to the Company’s Amended and Stated 2012 Share Incentive Plan and 2014 Share Incentive Plan, the registration statement on Form S-8 (File No. 333-215366) dated December 30, 2016, pertaining to the Company’s 2014 Share Incentive Plan, the registration statement on Form S-8 (File No. 333-229226) dated January 14, 2019, pertaining to the Company’s 2014 Share Incentive Plan, the registration statement on Form S-8 (File No. 333-255177) dated April 12, 2021, pertaining to the Company’s 2014 Share Incentive Plan and the registration statement on Form S-8 (File No. 333-286289) dated April 1, 2025, pertaining to the Company’s 2024 Share Incentive Plan. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng